Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 1, 2020 relating to the financial statements of KalVista Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K of KalVista Pharmaceuticals, Inc. for the year ended April 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 21, 2021